As filed with the Securities and Exchange Commission on June 24, 2011
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

IVEDA SOLUTIONS, INC.
(Exact name of Registrant as specified in its charter)

Nevada	98-0611159
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

1201 South Alma School Road, Suite 4450
Mesa, Arizona 85210
 (Address of principal executive offices)

Iveda Solutions, Inc. 2010 Stock Option Plan
(Full title of the Plan)

David Ly
Chief Executive Officer
Iveda Solutions, Inc.
1201 South Alma School Road, Suite 4450
Mesa, Arizona 85210
(480) 307-8700
(Name, address, and telephone number, including area code, of agent for service)

With a copy to:
Gary J. Kocher, Esq.
K&L Gates LLP
925 Fourth Avenue, Suite 2900
Seattle, Washington 98104
(206) 623-7850

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer”, “accelerated filer”, and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☑

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Common stock, par value $0.00001 per share	2,000,000	$1.00	$2,000,000.00	$232.20

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover an indeterminate number of additional shares of the Registrant’s common stock granted or otherwise issuable under the Iveda Solutions, Inc. 2010 Stock Option Plan by reason of any stock dividend, stock split, recapitalization, or any other similar anti-dilution transactions.

(2)
The offering price has been estimated solely for the purpose of calculating the registration fee.  The offering price has been calculated in accordance with paragraphs (c) and (h) of Rule 457 of the Securities Act and is based on the average of the high and low prices of the Registrant’s common stock, as reported by the Over-the-Counter Bulletin Board, on June 23, 2011, the date of which is within five (5) business days prior to the date of the filing of this Registration Statement.

(3)	Based on the currently applicable fee rate of $116.10 per million dollars.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by the Registrant to register 2,000,000 additional shares of common stock under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (the “2010 Plan”), which shares are in addition to the 1,000,000 shares registered by the Registrant on that certain Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2010 (File No. 333-164691), related to the 2010 Plan (the “Prior Registration Statement”).  Pursuant to General Instruction E of Form S-8 relating to the registration of additional securities, the contents of the Prior Registration Statement are hereby incorporated by reference and made part of this Registration Statement, to the extent not amended by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

In this Registration Statement, the Registrant is sometimes referred to as “we,” “us” or “our.”

Item 3. Incorporation of Documents by Reference.

The SEC allows us to incorporate by reference the information that we file with the SEC, which means that we can disclose important information to you by referring you to those documents.  The information incorporated by reference is considered to be a part of this Registration Statement, and any subsequent information filed with the SEC will update and supersede this information.  The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the SEC:

(a) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010; Quarterly Reports on Form 10-Q for the periods ended March 31, 2010, June 30, 2010, and September 30, 2010;

(b) The Registrant’s Definitive Proxy Statement on Schedule 14A filed with the SEC on May 2, 2011;

(c) The Registrant’s Current Reports on Forms 8-K filed the SEC on May 5, 2011 and May 17, 2011; and

(d) The description of the Registrant’s common stock contained in the Registration Statement on Form 8-A filed with the SEC under Section 12(g) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) on June 18, 2008 (Registration No. 000-53285), including any amendments or reports filed for the purpose of updating such description.

All documents that the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the registration statement which indicates that all of the shares of common stock offered have been sold or which deregisters all of such shares then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Any documents or information “furnished” and not “filed” in accordance with the SEC rules shall not be deemed to be incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Exhibit
4.1	Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on 5/2/2011)

4.2	Form of Notice of Grant of Stock Option under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended

4.3	Form of Stock Option Agreement under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended

4.4	Form of Stock Option Exercise Notice under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

23.2	Consent of Farber Hass Hurley LLP

24.1	Power of Attorney (included on signature page)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mesa, State of Arizona, on this 24th day of June, 2011.

IVEDA SOLUTIONS, INC.
By:	/s/ David Ly
David Ly,
Chief Executive Officer, President, and Chairman

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint David Ly his or her true and lawful attorney-in-fact and agent, with the power of substitution and resubsitution, to act for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file this Registration Statement, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to David Ly full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that the attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ David Ly		June 24, 2011
David Ly	Chief Executive Officer, President, and Chairman

/s/ Joseph Farnsworth	Director	June 24, 2011
Joseph Farnsworth

/s/ Gregory Omi		June 24, 2011
Gregory Omi	Director

/s/ James Staudohar
James Staudohar	Director	June 24, 2011

INDEX TO EXHIBITS

Exhibit Number	Exhibit
4.1	Iveda Solutions, Inc. 2010 Stock Option Plan, as amended (Incorporated by reference to Appendix A to the Definitive Proxy Statement on Schedule 14A filed on 5/2/2011)

4.2	Form of Notice of Grant of Stock Option under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended

4.3	Form of Stock Option Agreement under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended

4.4	Form of Stock Option Exercise Notice under the Iveda Solutions, Inc. 2010 Stock Option Plan, as amended

5.1	Opinion of McDonald Carano Wilson LLP

23.1	Consent of McDonald Carano Wilson LLP (included in Exhibit 5.1)

23.2	Consent of Farber Hass Hurley LLP

24.1	Power of Attorney (included on signature page)